Exhibit 10.1

THIS DEBENTURE (THE “DEBENTURE”) HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

NON-CONVERTIBLE DEBENTURE

Dated: January 23, 2024

Principal Amount: $5,000,000.00

Onconetix, Inc., a Delaware corporation (the “Maker”), promises to pay to the order of Altos Venture AG or its registered assigns or successors in interest (the “Payee”), or order, the principal sum of Five Million Dollars ($5,000,000.00), together with interest on the unpaid principal amount of this Debenture, in lawful money of the United States of America, on the terms and conditions described below.  All payments on this Debenture shall be made by check or wire transfer of immediately available funds, without setoff or counterclaim, to such account as the Payee may from time to time designate by written notice in accordance with the provisions of this Debenture. For the purposes hereof, in addition to the terms defined elsewhere in this Debenture, capitalized terms not otherwise defined herein shall have the meanings set forth in the Subscription Agreement, dated as of December 18, 2023, by and between the Company and the Payee, as amended, modified or supplemented from time to time in accordance with its terms (the “Subscription Agreement”).

1. Maturity and Repayment.

(a) The principal balance of this Debenture and any unpaid accrued interest shall be due and payable by the Maker upon the earlier of (i) the occurrence of the Closing under the Subscription Agreement, as such term is defined therein (the “Repayment Trigger Event”), and (ii) June 30, 2024 (the “Maturity Date”). The principal and accrued interest balance may be prepaid in cash prior to the Maturity Date without penalty upon written notice by the Maker to the Payee.

(b) All amounts due under this Debenture shall be repaid solely in cash. Upon the Repayment Triggering Event, (i) the parties agree that the Payee’s Subscription Amount set forth on its signature page to the Subscription Agreement shall be increased by the amount of interest payable under this Debenture, and (ii) the Maker shall be permitted to retain the amount of principal and interest then due solely for the purpose of applying it in full satisfaction of the Payee’s obligation to remit the Aggregate Purchase Price under the Subscription Agreement, as such term is defined therein.

(c) Under no circumstances shall any individual, including but not limited to any officer, director, employee or shareholder of the Maker, be obligated personally for any obligations or liabilities of the Maker hereunder.

2. Interest. Simple interest shall accrue on the unpaid principal balance of this Debenture at the rate of 4% per annum based on 365 days in a year.

3. Application of Payments. All payments shall be applied first to payment in full of any costs incurred in the collection of any sum due under this Debenture, including (without limitation) reasonable attorneys’ fees, then to the payment in full of any late charges, then to the payment in full of any interest then unpaid and accrued, and finally to the reduction of the unpaid principal balance of this Debenture.

4. Use of Proceeds. On the date of this Debenture, the Payee shall remit the full principal amount to the Maker in accordance with the wiring instructions attached here to as Exhibit A. The Maker hereby represents, warrants and covenants to the Payee, that the entire principal amount will be used by the Maker for working capital and other general corporate purposes.

5. Events of Default. The following shall constitute an event of default (“Event of Default”):

(a) Failure to Make Required Payments. Failure by Maker to pay any principal or interest amount due pursuant to this Debenture on the date such amount is due.

(b) Breach of Use of Proceeds. Failure by Maker to comply with the provisions of Section 4 of this Debenture.

(c) Voluntary Bankruptcy, Etc. The commencement by Maker of a voluntary case under any applicable bankruptcy, insolvency, reorganization, rehabilitation or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Maker or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of Maker generally to pay its debts as such debts become due, or the taking of corporate action by Maker in furtherance of any of the foregoing.

(d) Involuntary Bankruptcy, Etc. The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of Maker in an involuntary case under any applicable bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Maker or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days.

6. Remedies.

(a) Upon the occurrence of an Event of Default specified in Section 5(a) or Section 5(b) hereof, Payee may, by written notice to Maker, declare this Debenture to be due immediately and payable, whereupon the unpaid principal amount of this Debenture, and all other amounts payable hereunder, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing the same to the contrary notwithstanding.

(b) Upon the occurrence of an Event of Default specified in Sections 5(c) and 5(d), the unpaid principal balance of this Debenture, and all other sums payable with regard to this Debenture, shall automatically and immediately become due and payable, in all cases without any action on the part of the Payee.

7. Enforcement Costs. In case any principal of or interest on this Debenture is not paid when due, the Maker shall be liable for all costs of enforcement and collection of this Debenture incurred by the Payee and any other Holders, including but not limited to reasonable attorneys’ fees and expenses.

8. Waivers. The Maker and all endorsers and guarantors of, and sureties for, this Debenture waive presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to the Debenture, all errors, defects and imperfections in any proceedings instituted by the Payee under the terms of this Debenture, and all benefits that might accrue to the Maker by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment; and the Maker agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof or any writ of execution issued hereon, may be sold upon any such writ in whole or in part in any order desired by the Payee.

9. Unconditional Liability. The Maker hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Debenture, and agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by the Payee, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by the Payee with respect to the payment or other provisions of this Debenture, and agrees that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to the Maker or affecting the Maker’s liability hereunder. Any failure of the Payee to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any time and from time to time thereafter. The Payee may accept late payments, or partial payments, even though marked “payment in full” or containing words of similar import or other conditions, without waiving any of its rights.

10. Notices. All notices, statements or other documents which are required or contemplated by this Debenture shall be made in writing and delivered: (i) personally or sent by first class registered or certified mail, overnight courier service or facsimile or electronic transmission to the address designated in writing, (ii) by facsimile to the number most recently provided to such party or such other address or fax number as may be designated in writing by such party or (iii) by electronic mail, to the electronic mail address most recently provided to such party or such other electronic mail address as may be designated in writing by such party or as set forth on the signature pages attached hereto.  Any notice or other communication so transmitted shall be deemed to have been given on the day of delivery, if delivered personally, on the business day following receipt of written confirmation, if sent by facsimile or electronic transmission, one (1) business day after delivery to an overnight courier service or five (5) days after mailing if sent by mail.

11. Construction; Governing Law; Venue; Waiver Of Jury Trial; Etc.  THIS DEBENTURE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF. THE MAKER HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS DEBENTURE, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS DEBENTURE SHALL AFFECT ANY RIGHT THAT THE PAYEE OR ANY OTHER HOLDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS DEBENTURE AGAINST THE MAKER OR ITS PROPERTIES IN THE COURTS OF ANY OTHER JURISDICTION. THE MAKER WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY REGISTERED MAIL DIRECTED TO THE MAKER AT ITS ADDRESS SET FORTH IN SECTION 10 OR TO ANY OTHER ADDRESS AS MAY APPEAR IN THE PAYEE’S OR SUCH OTHER HOLDER’S RECORDS AS THE ADDRESS OF THE MAKER. IN ANY ACTION, SUIT OR PROCEEDING IN RESPECT OF OR ARISING OUT OF THIS DEBENTURE, THE PAYEE AND THE MAKER WAIVE TRIAL BY JURY, AND EACH OF THE MAKER AND THE PAYEE WAIVES (I) THE RIGHT TO INTERPOSE ANY SET-OFF OR COUNTERCLAIM OF ANY NATURE OR DESCRIPTION, (II) ANY OBJECTION BASED ON FORUM NON CONVENIENS OR VENUE, AND (III) ANY CLAIM FOR CONSEQUENTIAL, PUNITIVE OR SPECIAL DAMAGES.

12. Severability. Any provision contained in this Debenture which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

13. Fees and Expenses. Within five business days after receipt of a summary invoice therefor, the Maker shall pay or reimburse the fees and expenses of Cooley LLP, the counsel for the Payee, for its services in connection with the preparation and execution of this Debenture and the Closing.

14. Amendment; Waiver.  Any amendment hereto or waiver of any provision hereof may be made with, and only with, the written consent of the Maker and the Payee.

15. Assignment. This Debenture binds and is for the benefit of the successors and permitted assigns of the Maker and the Payee. No assignment or transfer of this Debenture or any rights or obligations hereunder may be made by any party hereto (by operation of law or otherwise) without the prior written consent of the other party hereto and any attempted assignment without the required consent shall be void.

[Signature page follows]

IN WITNESS WHEREOF, Maker, intending to be legally bound hereby, has caused this Debenture to be duly executed by the undersigned as of the day and year first above written.

Onconetix, Inc.

By:	/s/ Bruce Harmon
	Name:	Bruce Harmon
	Title:	Chief Financial Officer

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